EXHIBIT 10.5

ASSET SALE & PURCHASE AGREEMENT

THIS ASSET SALE & PURCHASE AGREEMENT is made and entered into as of October 16, 2006 (the “Effective Date”) by and between Hi-Tek, Inc. (“Hi-Tek”), a California corporation (referred to as “Seller”) and Dot VN, Inc., a Delaware corporation (referred to as “Buyer”).

Recitals:

A. WHEREAS, Seller owns a certain asset, including a trademark registered in the United States, bearing in words and symbols the name “Dot VN”, which shall be referred to as the “Trademark”;

B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer, the Trademark, in consideration of the Purchase Price and on the terms and conditions set forth in this Agreement (this term and all other capitalized terms used herein having the respective meanings set forth in this Agreement).

Agreements:

In consideration of the foregoing, the mutual covenants of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Purchase and Sale.

1.1  Purchase and Sale. Seller agrees to sell, and Buyer agrees to purchase the Trademark on the terms and conditions set forth in this Agreement. At closing, subject to the terms of purchase as described in Section 2 hereof and the satisfaction of the other terms of this Agreement, Seller shall cause the Trademark to be transferred to Buyer free and clear of any and all liens, encumbrances, security interests or obligations.

1.2  Trademark. The assets to be sold by the Seller to Buyer pursuant to this Agreement is a trademark filed with the United States Patent and Trademark Office on January 29, 2004 bearing in words the name “Dot VN” and its logo, a true and correct depiction of which is attached here as Exhibit A, and all Intellectual Property rights associated therewith.

2.	Purchase Price and Payment.

2.1  Purchase Price. In exchange for the sale, transfer and conveyance to Buyer of the Trademark, Buyer shall provide the following consideration to Seller, the sum of Three Hundred Sixty Thousand Dollars and No Cents ($360,000.00) payable in the form of a Convertible Promissory Note due and payable in full two (2) years after Closing, in the form of Exhibit B to this Agreement (the “Promissory Note”).

2.2  Piggyback Registration. Whenever Buyer proposes to register any of its securities under the Securities Act (other than pursuant to any of the registration rights listed above, or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, Buyer will include in such registration all Registrable Securities all securities transferred to Seller included in contemplated transaction.

3.	Pre-Closing Matters.

3.1  Between the Effective Date and the Closing Date, Seller shall not sell, lease, or otherwise transfer or dispose of the Trademark, or permit or allow the Trademark to become subject to any additional Lien.

4.	Closing.

4.1  Buyer’s Conditions. Buyer’s obligation to close this transaction shall be subject to and contingent upon Seller having obtained, at Seller’s expense, any Governmental Authorizations necessary to transfer the Trademark to Buyer upon consummation of this transaction.

4.2  Closing. The Closing shall take place at the offices of Dot VN, Inc. 9449 Balboa Ave, Suite 114, San Diego, CA 92123, or at such other location as the parties may mutually agree, on the Effective Date.

5.	Representations and Warranties.

5.1  Seller’s Representations and Warranties. Seller represents and warrants to Buyer as follows:

5.1.1  Organization and Good Standing. Hi-Tek, Inc. is a company, duly formed, validly existing and in good standing under the laws of California.

5.1.2  Title to Trademark. On the Closing Date, Seller will transfer and convey to Buyer good and marketable title to the Trademark, free and clear of all liens, encumbrances, security interests, judgments, claims or other matters affecting title.

5.1.3  Authority; No Conflict. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has full power, authority, and capacity to execute and deliver this Agreement and the Seller’s closing documents and to perform its obligations hereunder and thereunder.

5.2  Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows:

5.2.1  Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

5.2.2  Authority; No Conflict. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. No proceeding is pending or, to Buyer’s knowledge, has been threatened against Buyer that challenges, or could reasonably be expected to have the effect of preventing, making illegal, or otherwise materially interfering with this transaction.

6.	Definitions and Interpretation.

6.1  Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below:

“Agreement” means this Asset Sale and Purchase Agreement.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer’s Knowledge” means that any of the officers or directors of Buyer is actually aware of a particular fact or other matter.

“Consent” means any approval, consent, ratification, waiver, or other authorization, including any Governmental Authorization.

“Governmental Authority” means any national, federal, state, provincial, county, municipal, or local government, foreign or domestic, or the government of any political subdivision of the any of the foregoing, or any entity, authority, agency, ministry, or other similar body exercising executive, legislative, judicial, regulatory, or administrative authority or functions of or pertaining to the government, including any quasi-governmental entity established to perform any such functions.

“Governmental Authorization” means any Consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

"Intellectual Property Rights" shall mean any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated with the Trademark.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, rule, statute, or treaty.

“Lien” means a monetary encumbrance against a purchased asset.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator or mediator.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and certificate of limited partnership of a limited partnership, (iv) any charter, operating agreement, or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (v) any amendment to any of the foregoing.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of or to such Person, including such Person’s attorneys, accountants, and financial advisors.

“Tax” means any tax (including any income tax, capital gains tax, value-added tax, sales tax, excise tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

6.2  Construction and Interpretation.

6.2.1  The headings or titles of the sections of this Agreement are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Agreement. References herein to sections are to sections of this Agreement unless otherwise specified.

6.2.2  Meanings of defined terms used in this Agreement are equally applicable to singular and plural forms of the defined terms. The masculine gender shall also include the feminine and neutral genders and vice versa.

6.2.3  As used herein, (i) the term “party” refers to a party to this Agreement, unless otherwise specified, (ii) the terms “hereof,” “herein,” “hereunder,” and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the term “this transaction” refers to the transaction contemplated by this Agreement, (iv) the term “including” is not limiting and means “including without limitation,” (v) the term “documents” includes all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced, and (vi) the term “property” includes any kind of property or asset, real, personal, or mixed, tangible or intangible.

6.2.4  In the event any period of time specified in this Agreement ends on a day other than a Business Day, such period shall be extended to the next following Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

6.2.5  This Agreement is the product of arm’s length negotiations among, and has been reviewed by counsel to, the parties and is the product of all the parties. Accordingly, this Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

7.	Miscellaneous Provisions.

7.1  Expenses. Except as otherwise provided, each party shall bear its own expenses incurred in connection with the preparation, execution, and performance of this Agreement and this transaction, including all fees and expenses of its own Representatives or any other similar payment in connection with this transaction.

7.2  Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and, subject to the restrictions on assignment set forth herein, their respective successors and assigns.

7.3  Assignment. Neither party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other party. No assignment of this Agreement shall release the assigning party from its obligations under this Agreement.

7.4  Notices. All notices under this Agreement shall be in writing. Notices may be (i) delivered personally, (ii) transmitted by facsimile, (iii) or delivered by a recognized international overnight delivery. Notices to any party shall be directed to its address set forth below, or to such other or additional address as any party may specify by notice to the other party. Any notice delivered in accordance with this Section 11.5 shall be deemed given when actually received or, if earlier, (a) in the case of any notice transmitted by facsimile, on the date on which the transmitting party receives confirmation of receipt by facsimile transmission, telephone, or otherwise, if sent during the recipient’s normal business hours or, if not, on the next Business Day, (b) in the case of any notice delivered by a recognized international overnight delivery service, on the next Business Day after delivery to the service or, if different, on the day designated for delivery.

If to Hi-Tek:	Hi-Tek, Inc.

If to Buyer:	Dot VN, Inc.
Attn: Lee Johnson, President
9449 Balboa Ave, Suite 114
San Diego, CA USA 92123
Tel: (858) 571-2007 Fax: (858) 571-8497

7.5  Waiver. Any party’s failure to exercise any right or remedy under this Agreement, delay in exercising any such right or remedy, or partial exercise of any such right or remedy shall not constitute a waiver of that or any other right or remedy hereunder. A waiver of any Breach of any provision of this Agreement shall not constitute a waiver of any succeeding Breach of such provision or a waiver of such provision itself. No waiver of any provision of this Agreement shall be binding on a party unless it is set forth in writing and signed by such party.

7.6  Amendment. This Agreement may not be modified or amended except by the written agreement of the parties.

7.7  Severability. If any provision of this Agreement is held invalid, illegal, or unenforceable, then (i) such provision shall be enforceable to the fullest extent permitted by applicable law, and (ii) the validity and enforceability of the other provisions of this Agreement shall not be affected and all such provisions shall remain in full force and effect.

7.8  Integration. This Agreement, including the Exhibits and Schedules hereto, contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect thereto. The parties acknowledge and agree that there are no agreements or representations relating to the subject matter of this Agreement, either written or oral, express or implied, that are not set forth in this Agreement, in the Exhibits and Schedules to this Agreement.

7.9  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Delaware (without regard to the principles thereof relating to conflicts of laws).

7.10  Arbitration. All disputes or claims arising out of or relating to this Agreement, or the breach hereof, including disputes as to the validity and/or enforceability of this Agreement or any portion thereof, and any claims for indemnification under the provisions of this Agreement, shall be resolved by binding arbitration conducted in San Diego, California. Any arbitration pursuant to this Section 11.11 shall be conducted, upon the request of any party, before a single arbitrator selected by the parties or, failing agreement on the choice of an arbitrator within 30 days of service of written demand for arbitration, by an arbitrator designated by the Presiding Judge of the Superior Court for San Diego County, California. The arbitrator shall be a retired judge or practicing attorney licensed to practice in one or more of the 50 states, with substantial experience in commercial and/or commercial litigation matters. Such arbitration shall be conducted in accordance with the laws of the State of Delaware and pursuant to the commercial arbitration rules of the American Arbitration Association (although not under the auspices of the American Arbitration Association) and such of the federal rules of civil procedure as the arbitrator may determine. The arbitration shall be conducted within 45 days of the selection of the arbitrator and the arbitrator shall render his or her decision within 20 days after conclusion of the arbitration. The prevailing party in the arbitration shall be entitled as a part of the arbitration award to the costs and expenses (including reasonable attorneys’ fees and the fees of the arbitrator) of investigating, preparing, and pursuing or defending the arbitration claim as such costs and expenses are awarded by the arbitrator. The duty to arbitrate shall survive a termination or cancellation of this Agreement and shall be specifically enforceable under applicable federal law and the prevailing arbitration law of the State of Delaware. The decision of the arbitrator shall be final and binding upon the parties and enforceable in any court of competent jurisdiction.

7.11  Execution. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement. Each party may rely upon the signature of each other party on this Agreement that is transmitted by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with the original ink signature of the transmitting party.

7.12  Incorporation of Recitals, Exhibits, and Schedules. The Recitals to this Agreement and all Exhibits and Schedules to this Agreement are incorporated herein by this reference.

7.13  Mutual Cooperation. Each of the parties hereto shall cooperate with the other parties in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for each party hereto.

7.14  Further Assurances. Each party agrees to execute and deliver such additional documents and instruments as may reasonably be required to effect this transaction fully, so long as the terms thereof are consistent with the terms of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Seller:

HI-TEK, INC.

By:

Its: President

Buyer:

DOT VN, INC.

By:

Lee Johnson
Its: President

Exhibit List

Exhibit A - Dot VN Trademark

Exhibit B - Convertible Promissory Note

Exhibit A - Dot VN Trademark

Exhibit B - Convertible Promissory Note
DOT VN, INC.
100% CONVERTIBLE NOTE
$360,000.00	October 16, 2006
SAN DIEGO, CALIFORNIA

DOT VN, INC., a Delaware corporation (“Maker” or the “Company”), hereby promises to pay to the order of Hi-Tek, Inc., a California corporation (“Payee”), or its assigns (“Holder”), the sum of the sum of Three Hundred Sixty Thousand Dollars and No Cents ($360,000.00), without interest, on October 16, 2008 (the “Due Date”). In the event not paid by the Due Date, this note shall thereafter accrue interest at the rate of ten percent (10%) per annum. All payments due and owning under this 100% Convertible Note (“Note”) shall be subject to the terms and conditions set forth herein.

1.	Agreement.

The Note is issued pursuant to that certain Asset Sale & Purchase Agreement (the “Agreement”), dated October 16, 2006, by and between Maker and Holder, which is hereby incorporated by reference. Capitalized terms used but not defined in this Note have the meanings assigned to them in the Agreement.

2.	Register.

The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Holder of the Note or for the registration of a transfer of the Note to a different Holder.

3.	Loss Theft, Destruction or Mutilation of the Note.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Company may determine (or if such Note is held by the original Holder, of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the Note so lost, stolen, destroyed or mutilated.

4.	Registered Holder.

The Company may deem and treat the person in whose name any Note is registered as the absolute owner and Holder of such Note for the purpose of receiving payment of the principal of and interest on such Note and for the purpose of any notices, waivers or consents thereunder, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Payments with respect to any Note shall be made only to the registered Holder thereof.

5.	Surrender of the Note.

The Company may, as a condition of payment of all or any of the principal of, and interest on, the Note, or its conversion, require Holder to present the Note for notation of such payment and, if the Note be paid in full or converted at the election of Holder as herein provided, require the surrender hereof.

6.	Conversion.

At any time prior to or at the Due Date, at the option of the Holder, all principal and accrued interest due on this Note (the “Convertible Amount”) may be converted at $1.00 per share (the “Conversion Price”). The Conversion Price shall be adjusted downward in the event the Company issues common stock (or securities exercisable for or convertible into or exchangeable for common stock) at a price below the Conversion Price, to a price equal to such issue price. The preceding adjustments shall be effective immediately at the time of the issuance of any security issued (or of any reduction in effective price of any security) on or before the Due Date. However, this Note shall not be adjusted in the case of stock splits, recapitalizations and the like.

If, on or prior to the Due Date, Holder has not elected to convert this Note, all outstanding principal and accrued and unpaid interest shall become due and payable.

7.	Mechanics of Conversion.

Upon the Company’s receipt of written notice of Holder’s election to convert the Note, the principal amount of this Note plus any accrued interest shall be deemed converted into such number of shares of the Company’s Common Stock as determined pursuant to Section 6, and no further payments shall thereafter accrue or be owing under the Note. The entire balance due and owing under the Note must be converted to Common Stock; no partial conversions will be allowed. Holder shall return this Note to the Company at the address set forth below, or such other place as the Company may require in writing. Within ten (10) days after receipt of this Note, the Company shall cause to be issued in the name of and delivered to Holder at the address set forth above, or to such other address as to which Holder shall have notified the Company in writing, a certificate and a warrant evidencing the securities to which Holder is entitled. No fractional securities will be issued upon conversion of the Note. If on conversion of the Note a fraction of a security results, the Company shall round up the total number of securities to be issued to Holder to the nearest whole number.

8.	Notice.

Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, two business days after deposit with a recognized overnight courier service for next available business day delivery, or three days after being sent by certified or registered mail postage prepaid to the addresses set forth below, or such other address as to which one party may have notified the other in such manner.

9.	Default.

Upon an Event of Default (as defined in the Agreement) that is not cured within any applicable cure period set forth in the Agreement, and at the option of Holder, or Holder’s successors or assigns, Holder may (i) accelerate all amounts due and owing under this Note and demand payment immediately and/or (ii) declare the right to exercise any and all remedies available to Holder under applicable law.

11.	Miscellaneous.

(a) Interest hereunder shall be calculated based on ten percent (10%) per annum calculated using a 360-day year composed of 12 30-day months, payable in full, unless otherwise converted to common stock in the Company, at maturity or conversion.

(b) The Company agrees that all Conversion Shares at the time of issuance will be fully paid and non-assessable. Maker shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder of this Note without suit or action in attempting to collect funds due under this Note or in connection with the issuance of the Conversion Shares. In the event an action is instituted to enforce or interpret any of the terms of this Note including but not limited to any action or participation by Maker in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal or review, whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

(c) All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Note. Any such action taken by Holder shall not discharge the liability of any party to this Note.

(d) The Company may not prepay the amount due and owing under this Note.

(e) This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles.

(f) All payments due and owing under this Note shall be delivered to Holder at the address set forth below unless Holder provides the Company with written notice of a change of such instructions.

IN WITNESS THERETO, Company has affixed its signature by a duly authorized officer this 16th day of October, 2006.

DOT VN, INC.

By: Lee Johnson Its: President